UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) – October 1, 2010

IEC ELECTRONICS CORP.
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-6508	13-3458955
(Commission File Number)	(IRS Employer Identification No.)

105 Norton Street, Newark, New York 14513
(Address of principal executive offices)(Zip Code)

(315) 331-7742
     (Registrant’s Telephone Number, Including Area Code)

Not Applicable
     (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act(17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective October 1, 2010, IEC Electronics Corp. (the “Company”) entered into the First Amendment (“Amendment”) to the Employment Agreement, dated as of April 24, 2009 (the “Agreement”) between the Company and W. Barry Gilbert.  Pursuant to the Amendment, Mr. Gilbert’s term as Chief Executive Officer is extended until December 31, 2013, or until such date as mutually be agreed by the parties (the “CEO Term”) and his base salary is increased to $296,800, which will be subject to annual review for increases.  In addition, the Amendment continues to provide that following the expiration of the CEO Term, Mr. Gilbert will be employed by the Company as an advisor to the Board of Directors (the “Board”) until December 31, 2020, during which period he will receive annual compensation of $89,286.  Mr. Gilbert has been the Company’s Chief Executive Officer since June 2002.

The foregoing description of the Amendment is qualified in its entirety by the terms of the Amendment, a copy of which is filed herewith as Exhibit 10.1 and is incorporated by reference  herein.

Item 9.01     Financial Statements and Exhibits

(d)           Exhibits

10.1           First Amendment, dated September 17, 2010 and effective October 1, 2010, to the Employment Agreement, dated April 24, 2009 between the Company and W. Barry Gilbert.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IEC Electronics Corp.
(Registrant)

Date: October 1, 2010	By:	/s/ W. Barry Gilbert
W. Barry Gilbert
Chairman, Chief Executive Officer